Exhibit 99.1

OS Therapies Announces Warrant Exercise Inducement & Exchange Offer

▪	Current holders of five-year warrants with a current exercise price of $1.12 per share issued in connection with PIPE transaction initially closed on December 31, 2024 (“Old Warrants”) offered opportunity to exercise Old Warrants now to receive new five-year warrants with an exercise price of $3.00 per share (the “New Warrants”)
▪	Exercise of all Old Warrants would provide a maximum of ~$8 million in gross proceeds, $1.76 million of which has already been received by the Company, thereby extending cash runway into second half of 2026

NEW YORK -- June 23, 2025 -- OS Therapies Inc. (NYSE-A: OSTX) (“OS Therapies” or “the Company”), a clinical-stage immunotherapy and Antibody Drug Conjugate (ADC) biopharmaceutical company, today announced a warrant exercise inducement and exchange offer to holders of its five-year warrants with a current exercise price of $1.12 per share that were issued in connection with a PIPE financing transaction that had an initial closing date of December 31, 2024 (the “Old Warrants”). The Company is offering holders of Old Warrants the opportunity to exercise the Old Warrants now in consideration of the receipt of new five-year warrants to purchase a number of shares of common stock equal to the number of Old Warrants exercised with an exercise price of $3.00 per share, on substantially the same terms as the Old Warrants with the exception of exercise price (the “New Warrants”). The exercise of all Old Warrants would provide approximately $8 million in gross cash proceeds to the Company before offering related expenses. $1.76 million in Old Warrants exercise proceeds has already been received by the Company, extending its cash runway into the second half of 2026.

The New Warrants also have an added forced exercise provision that allows the Company to require the holder to exercise the New Warrants in the event the closing price of the Company’s common stock equals or exceeds $9.00 (or 300% of the exercise price) for 20 consecutive trading days.

OS Therapies intends to use net proceeds from the offering to support US and international regulatory and pre-commercialization efforts aimed at securing marketing authorization for OST-HER2 in the prevention or delay of recurrent, fully resected, lung metastatic osteosarcoma, and for general corporate purposes.

The warrant exercise inducement and exchange offer is being made to the holders of Old Warrants during the period beginning on June 20, 2025 and ending at 5:00 p.m., Eastern time, on July 10, 2025, subject to extension, termination or suspension by the Company in its sole discretion. The offering may be consummated in one or more closings with respect to exercises of the Old Warrants.

The Company reiterates that it will release additional data related to its Phase 2b clinical trial of OST-HER2 in the prevention or delay of recurrent, fully resected, lung metastatic osteosarcoma at MIB Factor on June 28, 2025. The Company also reiterates that it remains on track with its proposed timeline of submitting an OST-HER2 osteosarcoma-related Biologics Licensing Application (BLA) request to the US FDA in the third quarter of 2025 that would meet the criteria for a rare pediatric disease.

OST-HER2 has received Rare Pediatric Disease Designation (RPDD) for osteosarcoma from the US FDA, and if it receives a conditional BLA via Accelerated Review prior to September 30, 2026, it will become eligible to receive a Priority Review Voucher (PRV) that it intends to immediately sell. The most recent PRV sale, valued at $160 million, occurred in June 2025.

The New Warrants to be issued in the private placement, as well as the common stock issuable upon exercise of the New Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock underlying the New Warrants issued in this private placement (the “Resale Shares”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Resale Shares under the resale registration statement will only be made by means of a prospectus.

About OS Therapies

OS Therapies is a clinical stage oncology company focused on the identification, development, and commercialization of treatments for Osteosarcoma (OS) and other solid tumors. OST-HER2, the Company’s lead asset, is an immunotherapy leveraging the immune-stimulatory effects of Listeria bacteria to initiate a strong immune response targeting the HER2 protein. OST-HER2 has received Rare Pediatric Disease Designation (RPDD) from the US Food & Drug Administration and Fast-Track and Orphan Drug designations from the US FDA and European Medicines Agency. The Company positive data in its Phase 2b clinical trial of OST-HER2 in recurrent, fully resected, lung metastatic osteosarcoma demonstrating statistically significant benefit in the 12-month event free survival (EFS) primary endpoint of the study. The Company anticipates submitting a Biologics Licensing Application (BLA) to the US FDA for OST-HER2 in osteosarcoma in 2025 and, if approved, would become eligible to receive a Priority Review Voucher that it could then sell. OST-HER2 has completed a Phase 1 clinical study primarily in breast cancer patients, in addition to showing preclinical efficacy data in various models of breast cancer. OST-HER2 has been conditionally approved by the U.S. Department of Agriculture for the treatment of canines with osteosarcoma.

In addition, OS Therapies is advancing its next-generation Antibody Drug Conjugate (ADC) and Drug Conjugates (DC), known as tunable ADC (tADC), which features tunable, tailored antibody-linker-payload candidates. This platform leverages the Company’s proprietary silicone Si-Linker and Conditionally Active Payload (CAP) technology, enabling the delivery of multiple payloads per linker. For more information, please visit www.ostherapies.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of OS Therapies and members of its management, as well as the assumptions on which such statements are based. OS Therapies cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to the investor participation in the warrant exercise inducement and exchange offering, the approval of OST-HER2 by the US FDA and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other subsequent documents the Company files with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by the federal securities laws, OS Therapies specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

OS Therapies Contact Information:

Jack Doll
571.243.9455
Irpr@ostherapies.com

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